Exhibit 10.5

August 28, 2026

Reference is made to that certain Forbearance and Loan Modification Agreement (the “Agreement”), dated as of January 31, 2025, between the undersigned – Paid, Inc. (“Paid”) and Embolx, Inc. (“Embolx”). Pursuant to the Agreement, Paid agreed to forbear certain rights as described therein until the earlier of a Forbearance Termination Event set forth in Section 5 of the Agreement or September 30, 2025, which date was previously extended to August 30, 2026 pursuant to that certain letter agreement dated January 31, 2025 between Paid and Embolx (the “Prior Side Letter,” and such forbearance termination date, as extended thereby, the “Forbearance Date”).

Paid hereby agrees to further extend the Forbearance Date under the Agreement, as previously extended by the Prior Side Letter, to October 31, 2026; provided, however, that if Embolx fails to deliver to Paid, on or before October 31, 2026, true and complete copies of signed Proxies representing a majority of each class of shareholders set forth on Schedule A2 of the Agreement, in the same form as set forth in Section 4 of the Agreement, extending such Proxies through a date that is on or after July 31, 2027, such failure shall automatically constitute a Forbearance Termination Event and an Event of Default under the Loan Documents, and the Default Balance owed to Paid under the Agreement shall automatically be increased by an amount equal to twenty percent (20%) of such Default Balance as a default penalty, without any further notice or action required by Paid, and in addition to any other rights and remedies available to Paid under the Agreement, the Loan Documents, or applicable law.

Except as expressly modified by this letter agreement, the Agreement, the Prior Side Letter, and the Loan Documents remain in full force and effect, and Paid reserves and does not waive any of its rights thereunder.

PAID, INC.

By: /s/ W. Austin Lewis, IV

Austin Lewis

Its: Chief Executive Officer

ACKNOWLEDGED AND AGREED:

EMBOLX, INC.

By:         /s/ Michael Allen

Michael Allen

Its: Chief Executive Officer